Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256316) pertaining to the Oatly Group AB (publ) 2021 Incentive Award Plan of our report dated April 6, 2022 with respect to the consolidated financial statements of Oatly Group AB included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AB

Stockholm, Sweden
May 4, 2022